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                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



   Date of Report (Date of earliest event reported)            April 5, 1999


                           Commission File #0-18018



                             AEROVOX INCORPORATED
            (Exact name of registrant as specified in its charter)



              Delaware                                      76-0254329
              --------                                      ----------
(State or other jurisdiction of                          (I.R.S.Employer
incorporation or organization)                          Identification No.)




                    740 Belleville Avenue, New Bedford, MA   02745
                    ----------------------------------------------
           (Address of principal executive offices)      (Zip Code)

                                (508) 994-9661
                                --------------
                         Registrant's telephone number
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ITEM  2.  ACQUISITION OF ASSETS

On April 5, 1999, pursuant to a Stock Purchase Agreement (each a "Stock Purchase Agreement" and collectively, the "Stock Purchase Agreements"), dated as of April 5, 1999, by and among Registrant and each of Bires Investments B.V., Hobir Holdings B.V., Kasri Holding B.V., Kato Holding B.V., Renko Investments B.V. and Tako Holding B.V., all corporations organized under the laws of the Netherlands (collectively, the "Sellers"), Registrant purchased all of the outstanding capital stock of Capacitores Unidos, S.A. de C.V., a corporation organized under the laws of Mexico ("Capacitores") from the Sellers. The aggregate consideration paid for the capital stock of Capacitores consisted of (i) notes of the Registrant aggregating $1,089,000 accruing interest at a rate of 5.220% per annum and payable in full on April 4, 2001, (ii) notes of the Registrant aggregating $350,000, accruing interest at a rate of 5.320% per annum and payable in full on April 5, 2002, and (iii) 700,000 shares of common stock of Registrant (the "Registrant Stock"). Each of the Sellers executed a Stockholders Agreement (the "Stockholders Agreement"), dated as of April 5, 1999, with the Company which provides for certain restrictions on the transfer of the Registrant Stock and provides that, in certain circumstances, the holders of such Registrant Stock may require Registrant to purchase the registrant Stock at the then current book value thereof. Additionally, the Registrant assumed the obligations of Capacitores arising from its purchase of certain assets of CGE S.A. de C.V, principally three notes totaling $3,470,000 one of which in the amount of $1,750,000 was paid by the Registrant on April 6, 1999. The remaining two notes are in the amounts $1,509,000 and $211,000, and bear interest at 5.1% and 5.22% per annum respectively, and mature at April 1,2000 and April 1, 2001, respectively.

The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreements, copies of which are attached as Exhibits 2.1 through 2.6 and incorporated herein by reference, and the Stockholders Agreement, a copy of which is attached as Exhibit 2.7 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorize;

                                        AEROVOX INCORPORATED



DATE  April 14, 1999                    BY /S/ JEFFREY A TEMPLER
                                        ------------------------
                                        Jeffrey A. Templer, Senior Vice
                                        President and Chief Financial Officer